UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 8, 2020

PUREBASE CORPORATION

(Exact name of registrant as specified in charter)

Nevada	000-55517	27-2060863
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8625 State Hwy, 124

Ione, CA 95640

(Address of principal executive offices)

(855) 743-6478

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective April 8, 2020, Calvin Lim resigned as a member of the Board of Directors (the “Board”) of Purebase Corporation (the “Company”). His resignation was not the result of any dispute or disagreement with the Company or the Board on any matter relating to the operations, policies or practices of the Company.

Effective April 8, 2020, Mr. Jeffrey Joseph Guzy was appointed to serve on the Board, filling the vacancy created by Mr. Lim’s resignation. Mr. Guzy shall serve on the Board and shall hold office until the next election of directors by shareholders and until his successor is elected and qualified or until his earlier resignation or removal.

Mr. Guzy was appointed as the chairman of the Audit Committee and the Compensation Committee.

Mr. Guzy, age 68, was selected as a director for his general business management experience and experience serving on the board of directors of public companies, along with his leadership skills and entrepreneurial spirit, will aid the Company to succeed going forward.

The Company entered into a Director Agreement with Mr. Guzy effective as of April 8, 2020 (the “Agreement”) for a term of twelve months or until his removal or resignation. Pursuant to the Agreement, Mr. Guzy shall receive $1,000 per month, which shall accrue as debt until the Company has its first cash flow positive month. At that time, the Company shall make arrangements to pay the accrued monthly fee. If the term is completed or he has been removed or resigned, then the amount owed shall be converted to shares of common stock at the lower of $0.15 per share or the 20-day VWAP from the last date Mr. Guzy was on the board.

Mr. Guzy was also granted 250,000 stock options with an exercise price of $0.10 per share. The options are exercisable for five years. The Agreement also contains customary confidentiality and non-compete provisions.

Other than as described above, there are no arrangements or understandings between Mr. Guzy and any other person pursuant to which he was appointed as a director of the Company. In addition, there are no family relationships between Mr. Guzy and any of the Company’s other officers or directors. Further, there are no transactions since the beginning of our last fiscal year, or any currently proposed transaction, in which the Company is a participant, the amount involved exceeds $120,000, and in which Mr. Guzy had, or will have, a direct or indirect material interest, other than as described above.

The foregoing description of the Agreement is qualified in its entirety by reference to the full text of such agreement, a copy of which is attached hereto as Exhibit 10.14 and incorporated herein in its entirety by reference.

Item 7.01 Regulation FD Disclosure.

On April 8, 2020, the Company issued a press release with respect to the appointment of Mr. Guzy to the Board. A copy of the press release is filed as Exhibit 99.1 to this report and incorporated herein by reference.

The information in this Item 7.01 of this Report, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in any of the Company’s filings under the Securities Act, or the Exchange Act, whether made before or after the date hereof, except as shall be expressly set forth by specific reference to this Report in such filing.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K includes information that may constitute forward-looking statements. These forward-looking statements are based on the Company’s current beliefs, assumptions and expectations regarding future events, which in turn are based on information currently available to the Company. By their nature, forward-looking statements address matters that are subject to risks and uncertainties. Forward looking statements include, without limitation, statements relating to projected industry growth rates, the Company’s current growth rates and the Company’s present and future cash flow position. A variety of factors could cause actual events and results, as well as the Company’s expectations, to differ materially from those expressed in or contemplated by the forward-looking statements. Risk factors affecting the Company are discussed in detail in the Company’s filings with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except to the extent required by applicable securities laws.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit

10.14	Director Agreement dated as of April 8, 2020, by and between Purebase Corporation and Jeffrey Joseph Guzy
99.1	Press Release dated April 8, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: April 8, 2020	PUREBASE CORPORATION

	By:	/s/ A. Scott Dockter
A.Scott Dockter Chief Executive Officer